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                                                                    EXHIBIT 99.1

                              FOR IMMEDIATE RELEASE

                  ON2 TECHNOLOGIES ANNOUNCES CASH FLOW SHORTAGE

NEW YORK, NY, AUGUST 9, 2002 - On2 Technologies Inc., The Duck Corporation (AMEX: ONT), today announced that the company currently believes that its cash flow between now and the end of 2002 will be insufficient to cover its operating costs. The company has been unsuccessful to date in securing additional financing to adequately cover this shortfall.

Douglas A. McIntyre, President and CEO, commented, "As we have previously stated, execution of our business plan requires raising some additional capital to carry us to break-even. Although we are continuing to explore a number of strategic alternatives to solve this cash flow problem, our efforts have been thus far unsuccessful. If we are not successful in these efforts, we cannot guarantee that the company will be able to continue operations as it now is organized."

ABOUT ON2 TECHNOLOGIES, THE DUCK CORPORATION
On2 Technologies (AMEX: ONT) is a video compression software company. On2 licenses its high quality video codecs for use in set-top boxes, consumer electronics devices and wireless applications. In addition, On2 offers a suite of products and services, including high-level video encoding, customized technical support, and consulting services. Headquartered in New York City, the Company has an office in Albany, NY, and operations in London, UK, and Seoul, Korea. On2 may be reached at 145 Hudson Street, New York, NY 10013, telephone 917-237-0500 or info@on2.com. Investor inquiries should be sent to invest@on2.com.
FOR MORE INFORMATION
CONTACT ON2:
Mark Meagher
(917) 237-5102, OR mmeagher@on2.com

THIS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933 AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING STATEMENTS RELATING TO FUTURE FINANCIAL RESULTS (SPECIFICALLY, EXPECTED FINANCING LEVELS, EXPECTED CASH FLOW AND EXPECTED OPERATING COSTS). THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO THE SAFE HARBOR PROVISIONS OF THE AFOREMENTIONED SECTIONS AND THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE POTENTIAL RISKS AND UNCERTAINTIES INCLUDING THOSE DESCRIBED IN OUR FILINGS WITH THE SEC, AND THAT THE ACTUAL RESULTS OR DEVELOPMENTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. POTENTIAL RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, COMPETITION IN THE COMPRESSION TECHNOLOGY INDUSTRY, THE COMPANY'S HISTORY OF OPERATING LOSSES AND THE ABILITY TO OBTAIN ADDITIONAL OPERATING FUNDS. WE HAVE BASED THESE FORWARD-LOOKING STATEMENTS ON INFORMATION CURRENTLY AVAILABLE AND DISCLAIM ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENT.